Exhibit 10.3
                                           CONSULTATION   AGREEMENT


This  Agreement  is  made  the  12th  day  of  May,  2002.


BETWEEN  :     AMANASU  TECHNOLOGIES  CORPORATION,  with  its  business  office located  at  701  5TH  Avenue,  36th  floor,  Seattle,
               Washington 98109, U.S.A.
               (  called  the  "  Company  "  )

AND  :          LINA  LEI,  with  her address at 4503 Bellevue Drive, Vancouver,
                B.C., Canada.
               (  called  the  "  Consultant  "  )

WHEREAS Company agrees to enter into an agreement with Consultant, and Consultant agrees to enter into this Agreement upon and subject to the terms and conditions hereinafter set forth;

Now therefore this Agreement witnesses that in consideration of the sum of $1. now paid by Company to Consultant ( the receipt and sufficiency of which is acknowledged by them ) and of the covenants and conditions herein contained, the parties hereto agree as follows :

1.     CAPACITY
1.00 Consultant has acted in the capacity as Corporate Consultant and has reported to the Board of Directors and has assisted the Company's business of commercializing its products locally, nationally and internationally. Consultant hereby continues to accept such consultancy on the following terms and conditions.

2.     COMPENSATION
2.00     Effective Jan.1, 2002, Consultant will be reimbursed with a retainer of
$3,500  per     month.

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2.01     Consultant  shall be responsible for all her costs, excluding including
business  and  travel     expenses incurred in the course of her consultancy, if
approved  by  the  Company  in  advance  of  such  expenses  being  incurred.

3.     DUTIES  AND  RESPONSIBILITIES

3.00 During the term of her consultancy, Consultant shall carry out such duties the Board of Directors of Company dictate from time to time determine.

3.01 Consultant shall faithfully serve the Company and shall use her best efforts to promote the interests thereof.

3.02     During the term of her consultancy with Company, Consultant shall not :

          a) attempt to solicit any business or clients away from the Company, its subsidiaries or its affiliates; or
          b) take any action the probable results of which would be detrimental to the business of Company, its subsidiaries or its affiliates, or would be to cause the relations between Company ( or its subsidiaries or its affiliates ) and its suppliers, clients, employees, shareholders or others to be impaired.

3.03 Consultant is responsible for all taxes and other government levies applicable to her remuneration.

4.     TERMINATION   OF   SERVICE

4.00 Company and Consultant shall be entitled to terminate the consulting agreement by giving one month's written notice.

5.     GENERAL
5.00 If Consultant dies during the term of her employment, then the remuneration and other benefits payable to her as hereinbefore provided, shall cease on the last day of the month in which her death shall occur, except for the stock options, which will only lapse after two years from her death, unless the stock options are exercised before then. In such event, her estate shall be entitled to receive the salary and any other remuneration payable hereunder.

5.01     This  Agreement  shall  enure to the benefit of and be binding upon the
parties  hereunto  and     their  respective  heirs,  executors, administrators,
successors  and  permitted  assigns.

5.02 Each provision and paragraph of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. If any covenant or provision herein contained in determined to be void or unenforceable in whole or in part, such

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determination  shall  not affect or impair the validity or enforceability of any other covenant or provision contained in this Agreement and the remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

5.03 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understanding, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations, or other agreements by or among the parties in connection with the entering into of this agreement or the subject matter hereof except as specifically set forth herein.

5.04 The provisions of this Agreement and the relationship between the parties shall be construed in accordance with and governed by the laws of the Province of British Columbia, Canada. The parties hereby attorn to the jurisdiction of the courts of the said Province.

5.05 All reference to currency herein are references to United States dollars.

5.06     No  amendment  or  waiver  of  any provision of this Agreement shall be
binding  upon  a     party  unless  made  in  writing  and signed by such party.

IN WITNESS WHEREOF the parties hereto have executed those presents the day and year first above written.

AMANASU  TECHNOLOGIES
CORPORATION

/s/  Charlie  Lan
-----------------
Authorized  Signatory


/s/  Lina  Lei
--------------
LINA  LEI